Exhibit 10.2

PRICE COMMUNICATIONS CORPORATION

2003 LONG TERM INCENTIVE PLAN

ARTICLE ONE

Purpose

        The purpose of this 2003 Long Term Incentive Plan (the "Plan") is to enable Price Communications Corporation (the "Company") to offer key employees and Non-Employee Directors of the Company and Designated Subsidiaries (as each such term is defined below) performance-based stock incentives and other equity interests in the Company and other incentive awards, thereby attracting, retaining and rewarding such individuals, and strengthening the mutuality of interests between such individuals and the Company's shareholders.

ARTICLE TWO
Definitions

        For purposes of this Plan, the following terms shall have the following meanings:

        2.1    "Award"    shall mean any award under this Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Shares, Performance Units or Other Stock-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

        2.2    "Board"    shall mean the Board of Directors of the Company.

        2.3    "Change in Control"    shall have the meaning set forth in Article Twelve.

        2.4    "Code"    shall mean the Internal Revenue Code of 1986, as amended.

        2.5    "Committee"    means: (a) with respect to the application of this Plan to Eligible Employees, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 ("Rule 16b-3") and Section 162(m) of the Code, a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Code; and (b) with respect to the application of this Plan to Non-Employee Directors, the Board. To the extent that no Committee exists which has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

        2.6    "Common Stock"    means the Common Stock, $.01 par value per share, of the Company.

        2.7    "Designated Subsidiary"    shall mean one of such subsidiaries of the Company which are designated from time to time by the Board.

        2.8    "Disability"    shall mean Total Disability as defined in the Company's Long Term Disability Plan.

        2.9    "Eligible Employees"    shall mean the employees of the Company and the Designated Subsidiaries who are eligible pursuant to Article 5 to be granted Awards under this Plan.

        2.10    "Exchange Act"    shall mean the Securities Exchange Act of 1934, as amended.

        2.11    "Fair Market Value"    for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices on the applicable date, or if no sales price is available for such date, the mean between the closing bid and asked prices for such date, of a share of Common Stock (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradeable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set by the Board on the advice of an investment advisor in good faith.

        2.12    "Family Member"    means "family member" as defined in Section A1(5) of the general instructions of Form S-8.

        2.13    "Incentive Stock Option"    shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

        2.14    "Non-Employee Director"    shall mean a director of the Company or a Designated Subsidiary who is not an active employee of the Company or a Designated Subsidiary.

        2.15    "Non-Qualified Stock Option"    shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

        2.16    "Other Stock-Based Award"    shall mean an Award under Article Eleven of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

        2.17    "Participant"    shall mean an Eligible Employee to whom an Award has been made pursuant to this Plan.

        2.18    "Performance Cycle"    shall have the meaning set forth in Section 10.1.

        2.19    "Performance Period"    shall have the meaning set forth in Section 9.1.

        2.20    "Performance Share"    shall mean an Award made pursuant to Article Nine of this Plan of the right to receive Common Stock or cash of an equivalent value at the end of a specified Performance Period.

        2.21    "Performance Unit"    shall mean an Award made pursuant to Article Ten of this Plan of the right to receive a fixed dollar amount, payable in cash or Common Stock or a combination of both.

        2.22    "Reference Stock Option"    shall have the meaning set forth in Section 7.1.

        2.23    "Restricted Stock"    shall mean an Award of shares of Common Stock under this Plan that is subject to restrictions under Article Eight.

        2.24    "Restriction Period"    shall have the meaning set forth in Subsection 8.3(a).

        2.25    "Retirement"    shall mean a Termination by a Eligible Employee who is at least 55 years of age after at least 5 years of service with the Company and/or a Designated Subsidiary. With respect to a Termination by a Non-Employee Director, Retirement shall mean the failure to stand for reelection or the failure to be reelected at or after a Non-Employee Director has attained age 65 or, with the consent of the Board, before age 65 but after age 55.

        2.26    "Stock Appreciation Right"    shall mean the right pursuant to an Award granted under Article Seven. A Tandem Stock Appreciation Right might shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount equal to the difference between (x) the Fair Market Value of a share of Common Stock as of the date such Right is exercised, and (y) the Fair Market Value of a share of Common Stock as of the date such Right is awarded, otherwise than on surrender of a Stock Option.

        2.27    "Stock Option"    or "Option" shall mean any option to purchase shares of Common Stock (including Restricted Stock and Performance Shares, if the Committee so determines) granted pursuant to Article Six.

        2.28    "Termination"    shall mean a termination of a Participant's employment or directorship for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from the Company or a Designated Subsidiary to another Designated Subsidiary or to the Company or to any affiliate as defined in Section 414 of the Code.

        2.29    "Transfer"    shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer. Transferred and Transferable shall have a correlative meaning.

ARTICLE THREE

Administration

        3.1    The Committee.    The Plan shall be administered and interpreted by the Committee.

        3.2    Awards.    The Committee shall have full authority to grant, pursuant to the terms of this Plan, to Eligible Employees and Non-Employee Directors: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Shares, (v) Performance Units and (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

  (a)
  to select the Eligible Employees and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

  (b)
  to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees or Non-Employee Directors;

  (c)
  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

  (d)
  to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

  (e)
  to determine whether, to what extent and under what circumstances grants of Options and other Awards under this Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of this Plan;

  (f)
  to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Section 6.4(k); and

  (g)
  to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant.

        3.3    Guidelines.    Subject to Article Thirteen hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant's consent. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

        3.4    Decisions Final.    Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

        3.5    Reliance on Counsel.    The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

ARTICLE FOUR

Share Limitation

        4.1    Shares.

  (a)
  Aggregate Limitations. The maximum aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which Awards may be granted shall not exceed 2,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or outstanding Common Stock reacquired by the Company. If any Option or Non-Tandem Stock Appreciation Right granted under this Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or payment shall have been made in other than Common Stock, the number of unpurchased shares shall again be available for the purposes of the Plan; provided, however, that if such expired, terminated or cancelled Option shall have been issued in tandem with a Stock Appreciation Right or other Award, none of such unpurchased shares shall again become available for purposes of this Plan to the extent that the related right or Award granted under this Plan is exercised. Further, if any shares of Common Stock granted hereunder are forfeited or any other Award otherwise terminates without the delivery of shares of Common Stock upon the lapse of restrictions, the shares subject to such grant, to the extent of such forfeiture or termination, shall again be available under this Plan. In determining the number of shares of Common Stock available for Awards other than awards of Incentive Stock Options, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a Stock Option or the number shares of Common Stock otherwise deliverable has been reduced for withholding, the number of shares of Common Stock exchanged as payment in connection with the exercise or reduction for withholding shall again be available for purposes of Awards under this Plan.

  (b)
  Individual Participant Limitations. The maximum number of shares of Common Stock with respect to which any Award may be granted under this Plan during any fiscal year of the Company to each Eligible Employee shall be 500,000 shares or, in the case of Performance Units, shall have a maximum value at grant of $500,000 (subject to any increase or decrease pursuant to Section 4.2). To the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee pursuant to this Section 4.1(b) during a fiscal year of the Company are not covered by a grant of an Award in the Company's fiscal year, such shares of Common Stock shall be available for grant or issuance to the Eligible Employee in any subsequent fiscal year during the term of this Plan, provided that, in the aggregate, no more than 750,000 shares (or, in the case of Performance Units, a maximum value of $750,000) may be subject to Awards to an Eligible Employee granted during any fiscal year (subject to any increase or decrease pursuant to Section 4.2).

        4.2    Changes.    In the event of any change in the capital stock of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, re classification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, or rights offering to purchase capital stock at a price below fair market value, or any similar change affecting the capital stock of the Company; then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares subject to outstanding Options granted under this Plan and the purchase price thereof, and the number and kind of shares subject to other outstanding Awards (including but not limited to Awards of Restricted Stock, Performance Shares and Other Stock-Based Awards) granted under this Plan, shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. Any such adjusted Option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

        4.3    Fractional Shares.    Fractional shares of Common Stock resulting from any adjustment to Awards pursuant to this Article 4 shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

        4.4    Acquisition Event.    In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then, the Committee may, in its sole discretion, terminate all outstanding Stock Options granted to Participants, effective as of the date of the Acquisition Event, by delivering notice of termination to each such individual at least twenty (20) days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option), but any such exercise shall be contingent upon and subject to the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Stock Options pursuant to this Section, then the provisions of Section 4.2 and Article Twelve shall apply.

        4.5    Purchase Price.    Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall be issued for a consideration which shall not be less than par value.

ARTICLE FIVE

Eligibility

        5.1        Non-Employee Director, senior officers, senior management and key employees of the Company and its Designated Subsidiaries, including any such individuals who are also members of the Executive Committee of the Company's Board of Directors, are eligible to be granted Options and other Awards under this Plan. Eligibility under this Plan shall be determined by the Committee in its sole discretion.

ARTICLE SIX

Stock Options

        6.1    Options.    Stock Options may be granted alone or in addition to other Awards granted under this Plan. Each Stock Option granted under this Plan shall be of one of two types: (i) an Incentive Stock Option or (ii) a Non-Qualified Stock Option.

        6.2    Grants.    The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

        6.3    Incentive Stock Options.    Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

        6.4    Terms of Options.    Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

  (a)
  Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of a 10% shareholder of the Company or a subsidiary within the meaning of Code Section 424 (a "Ten Percent Shareholder"), 110%) of the Fair Market Value of the Common Stock at grant if the Stock Option is intended to be an Incentive Stock Option.

  (b)
  Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of a Ten Percent Shareholder, five years) after the date the Option is granted, and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the Option is granted.

  (c)
  Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that, except as provided in subsections (f), (g) and (h) below and Article Thirteen, unless otherwise determined by the Committee at grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors, if any, as the Committee shall determine, in its sole discretion.

  (d)
  Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept, in its sole discretion. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock (other than Restricted Stock) that is owned by the Participant for at least six months (or such other period necessary to avoid a charge, for accounting purposes, against the Company's earnings as reported in its financial statements) (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 15.1. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period, applicable to the shares of Restricted Stock surrendered therefor.

  (e)
  Non-Transferability of Options. No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

  (f)
  Termination by Death. Subject to subsection (j) below, if a Participant's employment or directorship by the Company or a Designated Subsidiary terminates by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the legal representative of the estate, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

  (g)
  Termination by Reason of Disability. Subject to subsection (j) below, if a Participant's employment or directorship by the Company or a Designated Subsidiary terminates by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant for a period of three years (or such other period as the Committee may specify at grant) from the date of such Termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Participant dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of a Termination by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (h)
  Termination by Reason of Retirement. Subject to subsection (j), if a Participant's employment or directorship by the Company or a Designated Subsidiary terminates by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant for a period of three years (or such other period as the Committee may specify at grant) from the date of such Termination or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Participant dies within such three-year period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of a Termination by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

  (i)
  Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant's employment or directorship by the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent it was exercisable immediately preceding such Termination, for the lesser of three months or the balance of such Stock Option's term if the Participant is involuntarily terminated by the Company or the Designated Subsidiary without cause, as determined by the Committee in its sole discretion.

  (j)
  Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such excess shall be treated as Non-Qualified Stock Options.

    To the extent permitted under Section 422 of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant's employment with the Company or a Designated Subsidiary is terminated by reason of death, Disability or Retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under subsections (f), (g) or (h) above, computed without regard to the $100,000 limitation currently contained in Section 422(d) of the Code, is greater than the portion of such Stock Option that is immediately exercisable as an Incentive Stock Option during such post-termination period under Section 422 of the Code, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control (as defined in Section 12.2), any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non Qualified Stock Option.

    Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

  (k)
  Buyout and Settlement Provisions. The Committee may at any time offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

    In addition, if the Option agreement so provides at grant or is amended (with the Participant's consent) after grant and prior to exercise to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the spread value of an exercised Option take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE SEVEN

Stock Appreciation Rights

        7.1    Tandem Stock Appreciation Rights.    Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

        7.2    Terms and Conditions of Tandem Stock Appreciation Rights.    Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

  (a)
  Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee in its sole discretion at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

  (b)
  Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article Six and this Article Seven; provided, however, that any Tandem Stock Appreciation Right granted subsequent to the grant of the Reference Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply to an exercise for shares of Common Stock in the event of death or Disability of the Participant prior to the expiration of the six-month period.

  (c)
  Method of Exercise. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

  (d)
  Payment. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

  (e)
  Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

  (f)
  Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article Four of the Plan on the number of shares of Common Stock to be issued under the Plan.

        7.3    Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.

        7.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights.    Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

  (a)
  Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten years and one day after the date the right is granted.

  (b)
  Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that any Non-Tandem Stock Appreciation Right shall not be exercisable during the first six months of its term, except that this special limitation shall not apply to an exercise for shares of Common Stock in the event of death or Disability of the Participant prior to expiration of this six-month period. If the Committee provides, in its discretion, that any such right is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors, if any, as the Committee shall determine, in its sole discretion.

  (c)
  Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

  (d)
  Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant, with the Committee having the right to determine the form of payment.

  (e)
  Non-Transferability. No Non-Tandem Stock Appreciation Right shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant.

  (f)
  Termination by Death. If a Participant's employment or directorship by the Company or a Designated Subsidiary terminates by reason of death, any Non-Tandem Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the legal representative of the estate, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such right, whichever period is the shorter.

  (g)
  Termination by Reason of Disability or Retirement. If a Participant's employment or directorship by the Company or a Designated Subsidiary terminates by reason of Disability or Retirement, any Non-Tandem Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant, shall be fully vested and may thereafter be exercised by the Participant for a period of three years (or such other period as the Committee may specify at grant) from the date of such Termination or until the expiration of the stated term of such right, whichever period is the shorter; provided, however, that, if the Participant dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Non-Tandem Stock Appreciation Right held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Right, whichever period is the shorter.

  (h)
  Other Termination. Unless otherwise determined by the Committee at or after grant, if a Participant's employment or directorship by the Company or a Designated Subsidiary terminates for any reason other than death, Disability or Retirement, the Non-Tandem Stock Appreciation Right shall thereupon terminate, except that such right may be exercised, to the extent it was exercisable immediately preceding such Termination, for the lesser of three months or the balance of the stated term of such right if the Participant is involuntarily terminated by the Company or the Designated Subsidiary without cause, as determined by the Committee in its sole discretion.

ARTICLE EIGHT

Restricted Stock

        8.1    Awards of Restricted Stock.    Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Employees and Non-Employee Directors, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

        The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

        8.2    Awards and Certificates.    Eligible Employees and Non-Employee Directors selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

  (a)
  Purchase Price. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be less than their par value and may be zero.

  (b)
  Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

  (c)
  Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

    "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of Price Communications Corporation (the "Company") 2003 Long Term Incentive Plan and an Agreement entered into between the registered owner and the Company dated                        . Copies of such Plan and Agreement are on file at the principal office of the Company."

  (d)
  Custody. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        8.3    Restrictions and Conditions.    The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

  (a)
  Restriction Period. (i) Subject to the provisions of this Plan and the Award agreement, during a period set by the Committee commencing with the date of such Award (the "Restriction Period"), the Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan. Within these limits, based on service, attainment of objective performance goals established pursuant to Section 8.3(a)(ii) below and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of the Restricted Stock and/or waive the deferral limitations for all or any part of the Restricted Stock.

            (ii) Objective Performance Goals, Formulae or Standards. If the lapse of restrictions is based on the attainment of performance goals, the Committee shall establish the objective performance goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to Restricted Stock that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable performance goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

  (b)
  Rights as a Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred.

  (c)
  Termination. Subject to the applicable provisions of the Award agreement and this Plan, upon Termination of a Participant's employment or directorship with the Company or a Designated Subsidiary for any reason during the Restriction Period, all shares of Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

  (d)
  Hardship. In the event of hardship or other special circumstances of a Participant whose employment or directorship with the Company or a Designated Subsidiary is involuntarily terminated (other than for cause, as determined by the Committee in its sole discretion), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

  (e)
  Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

ARTICLE NINE

Performance Shares

        9.1    Award of Performance Shares.    Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees and Non-Employee Directors, to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2.

        Except as otherwise provided herein, the Committee shall condition the right to payment of any Performance Share upon the attainment of objective Performance Goals established pursuant to Section 9.2(c) below and such other nonperformance based factors or criteria as the Committee may determine in its sole discretion.

        9.2    Terms and Conditions.    Performance Shares awarded pursuant to this Article Nine shall be subject to the following terms and conditions:

  (a)
  Earning of Performance Share Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the performance goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Share that has been earned.

  (b)
  Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance Shares may not be Transferred during the Performance Period.

  (c)
  Objective Performance Goals, Formulae or Standards. The Committee shall establish the objective Performance Goals for the earning of Performance Shares based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable performance goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

  (d)
  Dividends. Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share will not be paid to the Participant.

  (e)
  Payment. Following the Committee's determination in accordance with subsection (a) above, shares of Common Stock or, as determined by the Committee in its sole discretion, the cash equivalent of such shares shall be delivered to the Eligible Employee or Non-Employee Director, or his legal representative, in an amount equal to such individual's earned Performance Share. Notwithstanding the foregoing, the Committee may, in its sole discretion and in accordance with Section 162(m) of the Code, award an amount less than the earned Performance Share and/or subject the payment of all or part of any Performance Share to additional vesting, forfeiture and deferral conditions as it deems appropriate.

  (f)
  Termination. Subject to the applicable provisions of the Award agreement and this Plan, upon Termination of a Participant's employment or directorship with the Company or a Designated Subsidiary for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

  (g)
  Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Share Award and/or waive the deferral limitations for all or any part of such Award.

  (h)
  Hardship. In the event of hardship or other special circumstances of a Participant whose employment or directorship with the Company or a Designated Subsidiary is involuntarily terminated (other than for cause, as determined by the Committee in its sole discretion), the Committee may, in its sole discretion, based on such factors as the Committee may deem appropriate, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Performance Shares.

ARTICLE TEN

        Performance Units

        10.1    Award of Performance Units.    Performance Units may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Employees and Non-Employee Directors, to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any person, the duration of the period (the "Performance Cycle") during which, and the conditions under which, a Participant's right to Performance Units will be vested, the ability of Participants to defer the receipt of payment of such Units, and the other terms and conditions of the Award in addition to those set forth in Section 10.2.

        A Performance Unit shall have a fixed dollar value.

        The Committee shall condition the vesting of Performance Units upon the attainment of objective performance goals established pursuant to Section 10.2(a) and such other nonperformance-based factors or criteria as the Committee shall determine, in its sole discretion.

        10.2    Terms and Conditions.    The Performance Units awarded pursuant to this Article 10 shall be subject to the following terms and conditions:

  (a)
  Performance Goals. The Committee shall establish the objective performance goals for the earnings of Performance Units based on a Performance Cycle applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Cycle or at such later date as permitted under Section 162(m) of the Code and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable performance goals shall be based on one or more of the performance criteria set forth in Exhibit A hereto.

  (b)
  Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, Performance Unit Awards may not be Transferred.

  (c)
  Vesting. At the expiration of the Performance Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each Participant that have vested.

  (d)
  Payment. Subject to the applicable provisions of the Award agreement and this Plan, at the expiration of the Performance Cycle, cash and/or share certificates of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

  (e)
  Termination. Subject to the applicable provisions of the Award agreement and this Plan, upon Termination of a Participant's employment or directorship with the Company or a Designated Subsidiary for any reason during the Performance Cycle for a given Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

  (f)
  Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Unit and/or waive the deferral limitations for all or any part of such Award.

  (g)
  Hardship. In the event of hardship or other special circumstances of a Participant whose employment or directorship with the Company or a Designated Subsidiary is involuntarily terminated (other than for cause, as determined by the Committee in its sole discretion), the Committee may, in its sole discretion, based on such factors as the Committee may deem appropriate, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the Participant's Performance Units.

ARTICLE ELEVEN

Other Stock Based Awards

        11.1    Other Awards.    Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), including, without limitation, Awards valued by reference to the performance of a Designated Subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

        Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

        11.2    Terms and Conditions.    Other Stock-Based Awards made pursuant to this Article Eleven shall be subject to the following terms and conditions:

  (a)
  Non-Transferability. Subject to the applicable provisions of the Award agreement and this Plan, shares of Common Stock subject to Awards made under this Article Eleven may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

  (b)
  Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Award under this Article Eleven shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

  (c)
  Vesting. Any Award under this Article Eleven and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion.

  (d)
  Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

  (e)
  Price. Common Stock issued on a bonus basis under this Article Eleven may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article Eleven shall be priced, as determined by the Committee in its sole discretion.

ARTICLE TWELVE

        Change in Control Provisions

        12.1    Benefits.    In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee upon the grant of an Award, the Participant shall be entitled to the following benefits:

  (a)
  All outstanding Stock Options and Non-Tandem Stock Appreciation Rights granted to a Participant prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. In its sole discretion, the Committee may provide for the purchase of any such Stock Options by the Company or Designated Subsidiary for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 12.1, Change in Control Price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the 60-day period preceding a Change in Control.

  (b)
  All Performance Shares and Performance Units granted to a Participant prior to the Change in Control shall vest, at a minimum, as if the applicable Performance Period or Performance Cycle had ended upon such Change in Control and the determination of the extent to which any specified performance goals or targets had been achieved had been made at such time.

  (c)
  The restrictions to which any shares of Restricted Stock granted to a Participant prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

    Any determination by the Committee made pursuant to paragraph (a) of this Section 12.1 may be made as to all outstanding Awards or only as to certain outstanding Awards specified by the Committee and any such determination may be made prior to or after a Change in Control.

        12.2    Change in Control.    A "Change in Control" shall be deemed to occur if (1) there shall be consummated any consolidation or merger of the Company with or into any other corporation, any corporate reorganization involving the Company, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or any sale or other disposition of shares of capital stock of the Company, and (2) as a result of such consolidation, merger, reorganization, sale, lease, exchange or other disposition, (A) any person or group (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of a majority of the Company's outstanding voting stock, or (B) any person other than the Company shall be the beneficial owner of the assets of the Company as described above; provided, however, that the non-employee members of the Board immediately prior to such transaction may determine that a Change in Control for purposes of the Plan has not occurred where control is to be acquired by: (i) an employee stock ownership plan of the Company; (ii) a group of persons who immediately prior to the transaction were officers and senior employees of the Company; (iii) an entity organized directly or indirectly by persons who immediately prior to the transaction were officers and senior employees of the Company and who upon consummation of the transaction will be officers and employees of the Company and of the acquiring entity, will have representation on the board of directors of the acquiring entity and will own at least 10% of the voting shares of the acquiring entity; (iv) an entity or entities that acquire shares of the Company's Common Stock in a corporate reorganization or restructuring that involves no substantial change in the effective beneficial ownership or control of the Company; or (v) a person or persons who at the time of or prior to the transaction announce their intention to make no substantial change in the composition of the Board; provided, however, that if during the 24 months after a transaction referred to in this clause (v) of Section 12.2, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute a majority thereof unless the election of each new director who was not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, a Change in Control shall be deemed to have occurred as of the date the composition of the Board is so changed.

        12.3    Limitation.    In the event that any benefits to a Participant under this Plan, either alone or together with any other payments or benefits otherwise owed to the Participant by the Company or a Designated Subsidiary on or after a Change in Control would, in the Board's good faith opinion, be subject to the excise tax under Section 4999 of the Code, or any successor provision, the benefits under this Plan or any Award agreement shall be reduced to the extent necessary in the Board's good faith opinion so that no portion of the benefits provided herein shall be subject to the excise tax under Section 4999 of the Code or any successor provision. The Board's good faith opinion shall be conclusive, final and binding upon the Participants.

ARTICLE THIRTEEN

Termination or Amendment of the Plan

        13.1    Termination or Amendment.    Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article Fifteen), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options or other Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the holders of the Company's Common Stock entitled to vote, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b)(except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under this Plan; (iv) decrease the minimum exercise price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 6.3; (vi) materially alter the performance criteria for Restricted Stock, Performance Units or Performance Shares as set forth in Exhibit A; or (vii) require shareholder approval in order for this Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may this Plan be amended without the approval of the shareholders of the Company in accordance with the applicable laws of the State of New York to increase the aggregate number of shares of Common Stock that may be issued under this Plan, decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, or to make any other amendment that would require shareholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

        The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but, subject to Article 4 above, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

ARTICLE FOURTEEN

Unfunded Plan

        14.1    Unfunded Status of Plan.    This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE FIFTEEN

General Provisions

        15.1    Legend.    The Committee may require each person purchasing shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

        All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities exchange system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        15.2    Other Plans.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        15.3    No Right to Employment.    Neither this Plan nor the grant of any Option or other Award hereunder shall give any Participant any right with respect to continuance of employment or directorship by the Company or any subsidiary, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee or director is employed to terminate his employment or directorship at any time.

        15.4    Withholding of Taxes.    The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

        15.5    No Assignment of Benefits.    No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

        15.6    Listing and Other Conditions.

  (a)
  As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

  (b)
  If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

  (c)
  Upon termination of any period of suspension under this Section 15.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

        15.7    Governing Law.    This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

        15.8    Construction.    Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

        15.9    Liability.    No member of the Board, no employee of the Company and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. Members of the Board and the Committee will be entitled to indemnification for any act or action hereunder, whether of omission or commission, to the fullest extent permitted by the Company's Certificate of Incorporation as now or hereinafter in effect.

        15.10    Other Benefits.    No Award granted under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

        15.11    Costs.    The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

        15.12    No Right to Same Benefits.    The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

        15.13    Section 16(b) of the Exchange Act.    All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

        15.14    Successor and Assigns.    The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

        15.15    Severability of Provisions.    If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

        15.16    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE SIXTEEN

Effective Date of Plan

The Plan shall become effective upon the date specified by the Board in its resolution adopting the Plan, subject to the approval of the Plan by the shareholders of the Company in accordance with the requirements of the laws of the State of New York.

ARTICLE SEVENTEEN

Term of Plan

        No Stock Option, Stock Appreciation Right, Restricted Stock, Performance Shares, Performance Unit or Other Stock Based Award shall be granted pursuant to the Plan on or after December 3, 2012, but Awards granted prior to such tenth anniversary may extend beyond that date.

ARTICLE EIGHTEEN

Name of Plan

        This Plan shall be known as "The Price Communications Corporation 2003 Long Term Incentive Plan."

EXHIBIT A

PERFORMANCE CRITERIA

        Performance goals established for purposes of the vesting of performance-based Awards of Restricted Stock, Performance Units and/or Performance Shares shall be based on one or more of the following performance criteria ("Performance Criteria"): (i) the attainment of certain target levels of, or a percentage increase in, cash flow, EBITDA, earnings per share, after-tax or pre-tax profits, revenue or subscribers of the Company including, without limitation, those attributable to continuing and/or other operations of the Company (or in any case a subsidiary, division, or other operational unit of the Company); or (ii) the attainment of certain target levels in the value of the Common Stock.

        In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.